DATE:             November 29, 2002

CONTACT:          John Hupp, Vice President
                  (952) 820-0022

RE:               Developed Technology Resource, Inc.

                              FOR IMMEDIATE RELEASE
                              ---------------------

         MINNEAPOLIS, MINNESOTA - Developed Technology Resource, Inc. (the "Company") announced today that it has signed an Option Agreement on November 26, 2002 allowing for the acquisition of GelStat Corp. in exchange for shares of the Company. GelStat Corp. is a development stage company involved in the development and marketing of various non-prescription (OTC) consumer health products. The option period is meant to allow the Company an opportunity to evaluate the results of a now ongoing clinical trial.

         The Company expects to make a decision if it will exercise the option within 30 days. If the Company elects to exercise the option and proceed with the acquisition, GelStat's current shareholders will receive shares of DTR equal to approximately 60% of the Company's then outstanding shares. In accordance with the terms of the Option Agreement, the Company has loaned $300,000 to GelStat for its use in completing the clinical trial and in preparing for the planned national launch of its first product in March 2003.

         The common stock of the Company is traded on the OTC Bulletin Board under the symbol DEVT.OB.

         This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company's current expectations and involve known and unknown risks, uncertainties, or other factors which may cause actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

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